Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm in this Registration Statement on Form S-4 of Gasco Energy, Inc. and to the incorporation therein of our report dated March 23, 2007, with respect to the financial statements of Brek Energy Corp. as of December 31, 2006 and 2005 and for the years then ended, and to the reference to our firm under the caption “Experts” in the Proxy Statement/Prospectus.
Mendoza Berger & Company LLP
/s/ Mendoza Berger & Company LLP
Irvine, California
July 6, 2007